UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 24, 2013

ADAMA TECHNOLOGIES CORPORATION

(a Delaware Corporation)

333-148910	98-0552470
(Commission File Number)	(IRS Employer Identification Number)

1365 N. COURTENAY PARKWAY, SUITE A
MERRITT ISLAND, FL 32953
(Registrant’s address, including zip code)

(321) 452-9091
(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

Not applicable

(b)

By letter dated June 24 2013, Asher Zwebner resigned as a director and officer of Registrant, effective immediately. Mr. Zwebner expressed no reasons for his resignation and did not express any disagreement with Registrant on any matter relating to Registrant’s operations, policies or practices as part of his resignation. A copy of Mr. Zwebner’s letter of resignation is attached as Exhibit 17 to this Current Report.

(c)

(1)  At a Special Meeting of our Board of Directors held on June 19, 2013, Michael Gelmon of Calgary, Alberta, Canada, was appointed as an additional director and was elected as Chairman and CEO.

(2)  Mr. Gelmon, 48, is an experienced CEO and Director of several publicly traded companies, has been involved in consulting and turn-arounds or work outs for various public and private companies. As part of the work outs, he has been actively involved with management in cutting costs, increasing sales as well as compliance issues, including consulting and assisting investment groups in structuring and restructuring debt in several private and public companies; advising various investor and investment groups as lawyers conducting due diligence on target companies; and consulting and advising on management restructuring.

He is also founder and a partner of Gelmon Brothers Real Estate Consultants which has developed and consulted on commercial real estate developments in excess of $100 million; was a founder of Proteus Currency Fund, a Cayman Island based Hedge Fund involved in the Forex marketplace utilizing Dynex Corporation trading in Monaco and Jacobsen Asset Management in London; and, as a founding-shareholder, Director, as well as Head of Acquisitions and Real Estate for Domino's Pizza of Canada Ltd., the Domino's Pizza Master Franchisor in Canada, he was an integral part of the team that was responsible for turning around the Domino’s operations in Canada in the 1990s, growing the Domino's chain to 200 stores located in every region of Canada with system-wide sales of approximately CAD $80,000,000 per annum.  He also currently serves as Chairman and CEO of Novation Holdings, Inc., a publicly traded company traded on the OTCQX and the OTCBB markets.

Mr. Gelmon received his Law Degree from the University of London, King’s College.

(3)  There was no plan, contract or arrangement (whether or not written) to which Mr. Gelmon is a party, or in which he participates that is entered into, or any grant or award to r. Gelmon, in connection with his election as an officer and director.

SECTION 8 – Other Events

ITEM 8.01 Other Events.

The Registrant has also relocated its principal offices to offices provided without charge by Mr. Gelmon in Boca Raton, Florida.

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(b)The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.

Description

   17

Letter of Resignation dated June 24, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adama Technologies Corporation

Date: June 27, 2013	By: /s/ Michael Gelmon
Name: Michael Gelmon Title: Chairman of the Board and CEO